UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blvd. Benito Juarez Km 25.500, Quinta Del Mar, Int. Suite 28 Playas de Rosarito B.C, Mexico (Address of principal executive offices)	c.p. 22710 (Zip Code)

+52 (664) 290-5048

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)     On June 17, 2014, Silberstein Ungar, PLLC CPAs (“Silberstein”), the principal accountant for Neuromama, Ltd. (the "Company") resigned as the Company’s principal accountant.  The Company’s Board of Directors approved the resignation of Silberstein on the same date.  None of the reports of  Silberstein, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended January 31, 2013, filed with the Commission on April 10, 2013, contained a going concern qualification in the Company's audited financial statements.

There were no disagreements between the Company and Silberstein, for the two most recent fiscal years and any subsequent interim period through June 17, 2014 (date of resignation) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Silberstein, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: July 3, 2014	By:	/s/ Igor Weselovsky
Igor Weselovsky, President, Chief Executive Officer & Director

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